                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 16, 1999

                               CUMULUS MEDIA INC.
             (Exact Name of Registrant as specified in its charter)

              ILLINOIS                   000-24525               36-4159663
    (State or other jurisdiction     (Commission File           (IRS Employer
          of incorporation)               Number)            Identification No.)

            111 EAST KILBOURN AVENUE, SUITE 2700 MILWAUKEE, WI 53202

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (414) 615-2800

                                      NONE

          (Former name or former address, if changed since last report)

Item 5. Other Events

           On November 3, 1999, Cumulus Media Inc. (the "Company") filed a Current Report on Form 8-K (the "Form 8-K") describing certain recently completed and pending acquisitions and providing certain historical financial statements for those acquired entities. The historical financial statements were incorporated by reference in the Company's Registration Statement on Form S-3 (the "Form S-3") (Registration No. 333-89825) filed with the SEC on October 28, 1999.

           The Company hereby amends the Form 8-K to provide for inclusion herein and, therefore, incorporation by reference in the Form S-3, of the unaudited financial statements listed in Item 7 hereof.

      Item 7.   Financial Statements and Exhibits.

           (a)  Financial Statements.

                      Index to Financial Statements attached hereto.

                      (1)  Cape Fear Broadcasting Company

                      Report of Independent Accountants

                      Financial Statements:

                           Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

                           Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Statement of Changes in Shareholders' Equity for the year ended December 31, 1998

                           Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Notes to Financial Statements

                      (2) C.F. Radio, Inc.,

                      Report of Independent Accountants

                      Consolidated Financial Statements:

                           Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

                           Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Consolidated Statement of Changes in Shareholders' Equity for the year ended December 31, 1998


                           Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Notes to Consolidated Financial Statements

                      (3) Calendar Broadcasting, Inc. and Subsidiaries

                      Independent Auditors Report

                      Consolidated Financial Statements:

                           Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

                           Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 1999 (unaudited) and for the year ended December 31, 1998

                           Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Notes to Consolidated Financial Statements

                      (4) Coast Radio L.L.C.

                      Report of Independent Accountants

                      Financial Statements:

                           Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

                           Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Statement of Changes in Members' Equity for the year ended December 31, 1998

                           Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

                           Notes to Financial Statements

                      (b) Exhibits:

                           2.0 Stock Purchase Agreement dated June 15, 1999, among the Company and M&F Calendar Holdings, L.P., Kevin C. Whitman, Nassau Capital Partners L.P., NAS Partners I L.L.C., and Philip J. Giordano.*
                           2.1 Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Inc., Cumulus Licensing, Inc. and Coast Radio, L.L.C., a Florida limited liability company.*
                           2.3 Asset Purchase Agreement dated as of September 23, by and between Cumulus Broadcasting, Inc., Cumulus Licensing, Inc., Cumulus Wireless, Inc., C.F. Radio, Inc., Cape Fear Radio, L.L.C., Cape Fear Broadcasting Company and Cape Fear Tower Systems, L.L.C.*
                           23.0     Consent of PricewaterhouseCoopers LLP
                           23.1     Consent of KPMG LLP

 * Incorporated by reference from the Company's Current Report on Form 8-K filed with the SEC on November 3, 1999

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CUMULUS MEDIA INC.

                                     By:    /S/ Richard W. Weening
                                           -------------------------------------
                                           Richard W. Weening
                                           Executive Chairman
                                           and Treasurer

Date: November 16, 1999

                         INDEX TO FINANCIAL STATEMENTS


CAPE FEAR BROADCASTING COMPANY

Report of Independent Accountants...............................................................  F-1

Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998.......................  F-2

Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited)
    and for the year ended December 31, 1998....................................................  F-3

Statement of Changes in Shareholders' Equity for the year ended
   December 31, 1998............................................................................  F-4

Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-5

Notes to Financial Statements...................................................................  F-6

C.F. RADIO, INC.

Report of Independent Accountants...............................................................  F-11

Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998..........  F-12

Consolidated Statements of Operations for the nine months ended September 30, 1999 and
    1998 (unaudited) and for the year ended December 31, 1998...................................  F-13

Consolidated Statement of Changes in Shareholders' Equity for the
    year ended December 31, 1998................................................................  F-14

Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998...............................  F-15

Notes to Consolidated Financial Statements......................................................  F-16

CALENDAR BROADCASTING, INC. AND SUBSIDIARIES

Independent Auditors' Report....................................................................  F-22

Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998..........  F-23

Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998
    (unaudited) and for the year ended December 31, 1998........................................  F-24

Consolidated Statement of Stockholders' Equity for the nine months ended September 30, 1999
    (unaudited) and for the year ended December 31, 1998........................................  F-25

Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998
    (unaudited) and for the year ended December 31, 1998........................................  F-26

Notes to Consolidated Financial Statements......................................................  F-27

COAST RADIO LLC

Report of Independent Accountants...............................................................  F-37

Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998.......................  F-38

Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-39

Statement of Changes in Members' Equity for the year ended
   December 31, 1998............................................................................  F-40

Statements of Cash Flows for the nine months ended September 30, 1999 and 1988 (unaudited)
   and for the year ended December 31, 1998.....................................................  F-41

Notes to Financial Statements...................................................................  F-42

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  Cumulus Media Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Cape Fear Broadcasting Company at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                  /s/ PricewaterhouseCoopers LLP

October 27, 1999
Chicago, Illinois

CAPE FEAR BROADCASTING COMPANY

BALANCE SHEETS

                                                                                                  September 30,         December 31,
   ASSETS                                                                                             1999                  1998
                                                                                                  -------------         ------------
                                                                                                   (unaudited)
Current assets:
    Cash and cash equivalents                                                                      $1,520,110             $2,002,609
    Accounts receivable, less allowance for doubtful
        accounts of $85,202 at September 30, 1999 and December 31, 1998                               640,143              1,247,924
    Current portion of notes receivable from shareholders                                             166,170                166,170
    Prepaid expenses                                                                                   65,857                  6,646
                                                                                                   ----------             ----------
           Total current assets                                                                     2,392,280              3,423,349
                                                                                                   ----------             ----------
Property and equipment, net                                                                           681,042                731,147
Intangible assets, net of accumulated amortization of $1,687                                            3,313                     --
Notes receivable from shareholders, net of current portion                                            277,815                296,215
Accounts receivable, officers                                                                         614,557                582,005
Due from affiliate                                                                                  1,728,401                989,442
Other receivables                                                                                     542,295                     --
Securities available for sale                                                                         521,901                418,856
                                                                                                   ----------             ----------
                                                                                                    4,369,324              3,017,665
                                                                                                   ----------             ----------
           Total assets                                                                            $6,761,604             $6,441,014
                                                                                                   ==========             ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                                              $   55,340             $   72,580
    Accounts payable                                                                                   16,846                 99,238
    Accrued payroll and commissions                                                                   300,417                279,877
    Accrued taxes payable                                                                              54,952                115,988
    Other accrued expenses                                                                             86,216                 57,550
                                                                                                   ----------             ----------
           Total current liabilities                                                                  513,771                625,233
                                                                                                   ----------             ----------
Long term debt, net of current portion                                                                300,332                344,740
                                                                                                   ----------             ----------
           Total liabilities                                                                          814,103                969,973
                                                                                                   ----------             ----------
Commitments and contingencies

Shareholders' equity:
    Capital stock $100 par value, 1,000 shares authorized
        with 416 shares issued and outstanding                                                         41,600                 41,600
    Retained earnings                                                                               5,558,850              5,182,658
    Accumulated other comprehensive income                                                            347,051                246,783
                                                                                                   ----------             ----------
           Total shareholders' equity                                                               5,947,501              5,471,041
                                                                                                   ----------             ----------
           Total liabilities and shareholders' equity                                              $6,761,604             $6,441,014
                                                                                                   ==========             ==========

   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENTS OF OPERATIONS

                                                                               For the Nine Months
                                                                               Ended September 30,
                                                                        -----------------------------------
                                                                                                                        December 31,
                                                                            1999                   1998                    1998
                                                                        -----------             -----------             -----------
                                                                                    (unaudited)
Revenues                                                                $ 3,998,252             $ 4,228,094             $ 5,847,552
Less:  Agency commissions                                                  (467,265)               (367,308)               (573,887)
                                                                        -----------             -----------             -----------

           Net revenues                                                   3,530,987               3,860,786               5,273,665
                                                                        -----------             -----------             -----------

Station operating expenses                                                1,456,510               1,638,388               2,251,644

General and administrative expenses                                       1,054,060               1,160,674               1,458,619

Depreciation and amortization                                                99,048                 143,322                 141,463
                                                                        -----------             -----------             -----------

Income from operations                                                      921,369                 918,402               1,421,939
                                                                        -----------             -----------             -----------
Interest income                                                              48,037                  50,970                 131,436

Interest expense                                                             29,960                  39,928                  27,869

Other income, net                                                           213,434                  11,405                  48,704
                                                                        -----------             -----------             -----------

Net income                                                              $ 1,152,880             $   940,849             $ 1,574,210
                                                                        ===========             ===========             ===========

   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the year ended December 31, 1998

                                                                                            Accumulated
                                                                                               Other
                                                        Capital            Retained         Comprehensive
                                                         Stock             Earnings            Income              Total
                                                      -----------        -----------        -------------        -----------
Balance at January 1, 1998                            $    41,600        $ 4,574,048         $   108,108        $ 4,723,756

Net income                                                                 1,574,210                              1,574,210

Unrealized holding gains on securities
 available for sale                                                                              138,675            138,675
                                                                                                                -----------
    Comprehensive income                                                                                          1,712,885


Distributions to shareholders                                               (965,600)                              (965,600)

                                                      -----------        -----------         -----------        -----------

Balance at December 31, 1998                          $    41,600        $ 5,182,658         $   246,783        $ 5,471,041
                                                      ===========        ===========         ===========        ===========


   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

STATEMENTS OF CASH FLOWS

                                                                                    For the Nine Months
                                                                                    Ended September 30,
                                                                                -------------------------------
                                                                                                                        December 31,
                                                                                   1999                 1998               1998
                                                                                -----------         -----------         -----------
                                                                                          (unaudited)

Cash flows from operating activities:
    Net income                                                                 $  1,152,880         $   940,849         $ 1,574,210
    Adjustment to reconcile net income to net cash provided
        by operating activities:
      Depreciation and amortization                                                  99,048             143,322             141,463
      Allowance for doubtful accounts                                                85,202              85,202              85,202
      Changes in operating assets and liabilities:
        Accounts receivable                                                         522,579             (80,527)           (201,913)
        Prepaid expenses                                                            (59,211)           (125,732)             15,257
        Accounts receivable, officers and affiliates                               (771,511)           (202,426)           (812,605)
        Other receivables                                                          (542,295)                 --                  --
        Accounts payable                                                            (82,392)             22,312              46,939
        Accrued payroll and commissions                                              20,540              15,520              83,638
        Other accrued expenses                                                       28,666             (91,649)             37,896
        Accrued taxes payable                                                       (61,036)             56,534             107,869
                                                                                -----------         -----------         -----------
           Net cash provided by operating activities                                392,470             763,405           1,077,956
                                                                                -----------         -----------         -----------
Cash flows from investing activities:
    Purchase of intangible asset                                                     (5,000)                 --                  --
    Purchase of property and equipment                                              (47,256)           (128,100)            (84,290)
    Purchase of investments                                                          (2,777)                 --             (10,281)
    Issuances of notes receivable                                                        --            (248,297)                 --
    Payments received on notes receivable                                            18,400                  --             538,847
                                                                                -----------         -----------         -----------
           Net cash (used) provided by investing activities                         (36,633)           (376,397)             444,276
                                                                                -----------         -----------         -----------
Cash flows from financing activities:
    Issuance of long-term debt                                                           --                  --              21,000
    Payments made on long-term debt                                                 (61,648)            (48,590)           (114,880)
    Distributions to shareholders                                                  (776,688)           (760,454)           (965,600)
                                                                                -----------         -----------         -----------
           Net cash used by financing activities                                   (838,336)           (809,044)         (1,059,480)
                                                                                -----------         -----------         -----------
Net (decrease) increase in cash                                                    (482,499)           (422,036)            462,752
Cash at beginning of period                                                       2,002,609           1,539,857           1,539,857
                                                                                -----------         -----------         -----------
Cash at end of period                                                           $ 1,520,110         $ 1,117,821         $ 2,002,609
                                                                                ===========         ===========         ===========
Supplemental disclosures of cash flow information:
    Cash paid for interest                                                      $    28,784         $    39,928         $    27,869
                                                                                ===========         ===========         ===========
Non-cash operating activities:
    Trade revenue                                                               $    78,300         $    90,117         $   233,469
                                                                                ===========         ===========         ===========
    Trade expense                                                               $    59,401         $    52,086         $   229,480
                                                                                ===========         ===========         ===========

   The accompanying notes are an integral part of these financial statements.

CAPE FEAR BROADCASTING COMPANY

INDEX TO FINANCIAL STATEMENTS

  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       The Company was incorporated in 1942 under the laws of the State of North Carolina. The Company is engaged in radio broadcasting, operating stations WFNC-AM, WQSM and WGNI in the Fayetteville and Wilmington, North Carolina markets.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       All items with an original maturity of three months or less are considered to be cash equivalents.

       REVENUE RECOGNITION

       Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

       TRADE

       The Company enters into agreements in which advertising time is traded for various products or services. Trade transactions are reported at the value of goods or services received. Revenue or expense and a corresponding asset or liability are reported when advertisements are aired or when goods and services are received.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over their estimated useful lives as follows:

                  Transmitting and studio equipment                             5-15 years
                  Furniture and fixtures                                        5-10 years
                  Vehicles                                                      5 years
                  Building                                                      39 years

       INTANGIBLE ASSETS

       Intangible assets consist of a broadcast license which is amortized on a straight-line basis over 5 years.

       Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

       CONCENTRATIONS OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs credit evaluations of its customers and generally does not require collateral for its accounts receivable. The Company reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. Fair value of the debt is based on the quoted market prices for the same or similar issues.

CAPE FEAR BROADCASTING COMPANY

  1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       SECURITIES AVAILABLE FOR SALE

       The Company's securities available for sale consist of marketable equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase. The securities are carried at fair market value.

       Unrealized gains and losses are reported as a separate component of shareholders' equity. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

       INCOME TAXES

       The Company has elected to be taxed as an S Corporation, effective June 1, 1987, under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective share of the Company's taxable income.

       INTERIM FINANCIAL STATEMENTS

       The financial statements for the nine months ended September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

  2.   PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows:

        Transmitting and studio equipment                                                 $    1,914,501
        Furniture and fixtures                                                                   496,055
        Building and improvements                                                                657,350
        Vehicles                                                                                 222,172
        Land                                                                                      71,819
                                                                                          --------------
                                                                                               3,361,897
        Accumulated depreciation                                                               2,630,750
                                                                                          --------------
        Property and equipment, net                                                        $     731,147
                                                                                          ===============

       Depreciation expense was $141,463 for the year ended December 31, 1998.

CAPE FEAR BROADCASTING COMPANY

  3.   NOTES RECEIVABLE FROM SHAREHOLDER

       Notes receivable consist of the following:

        Notes receivable from shareholders, interest
            accrual at 5.63% per annum, secured by stock of the Company                   $     323,815

        Notes receivable from shareholders, interest
            accrual at 5.63% per annum, secured by stock of the Company                         138,570
                                                                                          -------------

                                                                                                462,385
        Less current portion                                                                    166,170
                                                                                          -------------

                                                                                          $     296,215
                                                                                          =============


  4.   SECURITIES AVAILABLE FOR SALE

       The cost and estimated market value of securities available for sale at December 31, 1998 are as follows:

        Fair market value                                             $    418,856
        Cost                                                               172,073
                                                                      ------------

        Unrealized gain                                               $    246,783
                                                                      ============

CAPE FEAR BROADCASTING COMPANY

  5.   LONG TERM DEBT

        Long term debt consists of the following:

          Note payable to First Union National Bank,
               payments of $2,795 per month, including
               interest at prime, collateralized by broadcast tower, due
               February 2000                                                               $   18,809

          Note payable to First Union National Bank,
               payments of $627 per month including
               interest at 9.5%, collateralized by broadcast equipment,due
               February 1999                                                                      942

          Note payable to First Union National Bank,
               payments of $585 per month, including
               interest at 8.5% collateralized by vehicle, due November 2001                   18,085

          Note payable to First Union National Bank,
               payments to $6,500 per month including
               interest at prime, a balloon payment due
               December 2000, collateralized by real estate                                   379,484
                                                                                          -----------
                                                                                              417,320
          Less current portion                                                                 72,580
                                                                                          -----------
                                                                                          $   344,740
                                                                                          ===========

       Maturities of long term debt are as follows:

        1999                                                          $    72,580
        2000                                                              338,620
        2001                                                                6,120
                                                                      -----------
                                                                      $   417,320
                                                                      ===========

  6.   CONCENTRATION OF CREDIT RISK

       The Company maintains its cash balances at five financial institutions located in Fayetteville, NC and Wilmington, NC. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998, the Company's uninsured cash balances totaled $1,460,320. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk.

CAPE FEAR BROADCASTING COMPANY

  7.     COMMITMENTS AND CONTINGENT LIABILITIES

         The Company is an unconditional guarantor of a C.F. Radio, Inc. bank loan in the amount of $4,511,278 (see Note 8). The Company leases office and tower space from an affiliated company for radio broadcasting operations under an oral lease agreement. Management believes the rent charged approximates market rates.

  8.     RELATED PARTY TRANSACTIONS

         The Company is affiliated with C.F. Radio, Inc., a North Carolina corporation, through common ownership. At December 31, 1998 amounts receivable from C.F. Radio, Inc. were $989,442.

         Accounts receivable for $582,005 as of December 31, 1998 are due the Company from certain officers for life insurance premiums.

         The Company has notes receivable from shareholders totaling $462,385 as of December 31, 1998. These notes bear interest at 5.63%.

  9.     EMPLOYEE BENEFIT PLANS

         Effective July 1, 1997, the Company established a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary contribution. The Company accrued contributions of $10,417 in 1998 that were paid to the plan in January, 1999.

 10.     SUBSEQUENT EVENT

         On September 1, 1999 the Company entered into a local marketing agreement with Cumulus Broadcasting, Inc. Under the local marketing agreement the licensee of the Company's stations make available to Cumulus Broadcasting Inc., for a fee, air time on their stations. Such fee is included within other income. Cumulus will provide the programming to be broadcast during the air time and will collect the advertising it sells for such programming.

         On September 23, 1999, the Company and C.F. Radio, Inc., an entity also controlled by the Company's shareholders entered into an agreement to sell substantially all of their broadcast assets and FCC licenses to Cumulus Broadcasting, Inc., Cumulus Wireless Services, Inc., and Cumulus Licensing Corp., (wholly owned subsidiaries of Cumulus Media Inc.) (collectively "Cumulus") for $44,000,000 in cash and an additional payment of $3,000,000 due at closing, payable in cash or stock at the discretion of Cumulus.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Cumulus Media Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of C.F. Radio, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                             /s/ PricewaterhouseCoopers LLP



October 27, 1999
Chicago, Illinois

C.F. RADIO, INC.

CONSOLIDATED BALANCE SHEETS

                                                         SEPTEMBER 30,   DECEMBER 31,
                  ASSETS                                      1999          1998
                                                         -------------   ------------
                                                          (unaudited)
Current assets:
   Cash and cash equivalents                               $  742,676    $  591,793
   Accounts receivable                                        327,465       513,232
   Prepaid expenses                                            37,729         1,628
                                                           ----------    ----------
         Total current assets                               1,107,870     1,106,653
                                                           ----------    ----------
Property and equipment, net                                 1,633,980     1,825,245
Intangible assets, net                                      3,897,111     4,103,980
Other assets                                                        -        19,706
Other receivables                                             229,318             -
Escrow deposit                                                338,331             -
                                                           ----------    ----------
         Total assets                                      $7,206,610    $7,055,584
                                                           ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt                       $  470,969    $  181,481
   Accounts payable                                             8,805        52,396
   Accrued payroll and commissions                            120,875       108,800
   Accrued interest                                            37,175        37,658
   Other accrued expenses                                      74,614        35,347
                                                           ----------    ----------
         Total current liabilities                            712,438       415,682
                                                           ----------    ----------
Long term liabilities:
   Long term debt, net of current portion                   5,036,684     5,400,621
   Due to affiliate                                         1,683,083       989,442
                                                           ----------    ----------
         Total long term liabilities                        6,719,767     6,390,063
                                                           ----------    ----------
         Total liabilities                                  7,432,205     6,805,745
                                                           ----------    ----------

Commitments and contingencies

Shareholders' equity:
   Capital stock no par value, 100,000 shares authorized
       with 7,000 shares issued and outstanding                 7,000         7,000
   Retained earnings (deficit)                               (232,595)      242,839
                                                           ----------    ----------
         Total shareholders' equity                          (225,595)      249,839
                                                           ----------    ----------
         Total liabilities and shareholders' equity        $7,206,610    $7,055,584
                                                           ==========    ==========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                            FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,
                                           -----------------------    DECEMBER 31,
                                              1999         1998         1998
                                           ----------   ----------    ------------
                                                (UNAUDITED)
Revenues                                   $1,666,633   $1,362,412    $2,040,052
Less:  Agency commissions                    (218,990)    (164,043)     (233,518)
                                           ----------   ----------    ----------
       Net revenues                         1,447,643    1,198,369     1,806,534
Station operating expenses                    755,487      417,231       753,284
General and administrative expenses           299,417      219,653       342,817
Depreciation and amortization                 498,279      134,133       354,866
                                           ----------   ----------    ----------
Income (loss) from operations                (105,540)     427,352       355,567
                                           ----------   ----------    ----------
Interest expense                              357,478      211,658       350,368
Other income, net                             127,852       33,146        11,952
                                           ----------   ----------    ----------
Net income (loss)                          $ (335,166)   $ 248,840    $   17,151
                                           ==========    =========    ==========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the year ended December 31, 1998


                                              CAPITAL     RETAINED
                                               STOCK      EARNINGS        TOTAL
                                              ------      --------      --------
Balance at January 1, 1998                    $7,000      $232,688      $239,688
Net income                                                  17,151        17,151
Distributions to shareholders                               (7,000)       (7,000)
                                              ------      --------      --------
Balance at December 31, 1998                  $7,000      $242,839      $249,839
                                              ======      ========      ========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       FOR THE NINE MONTHS
                                                       ENDED SEPTEMBER 30,
                                                     ------------------------    DECEMBER 31,
                                                        1999          1998           1998
                                                     ---------    -----------    -----------
                                                             (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                 $(335,166)   $   248,840    $    17,151
   Adjustment to reconcile net income to net
       cash provided by operating activities:
     Depreciation and amortization                     498,279        134,133        354,866
     Change in operating assets and liabilities:
       Accounts receivable                             185,767       (236,276)      (231,146)
       Prepaid expenses                                (36,101)       (17,778)        (1,582)
       Other receivables                              (229,318)          -              -
       Other assets                                     19,706           -           (28,872)
       Accounts payable                                (43,591)        15,077         45,804
       Accrued payroll and commissions                  12,075          4,925         60,427
       Other accrued expenses and accrued interest      38,784         66,968         67,632
                                                     ---------    -----------    -----------
         Net cash provided by operating activities     110,435        215,889        284,280
Cash flows from investing activities:
   Purchase of property and equipment                 (100,145)                     (212,773)
   Acquisition of stations                                         (5,316,001)    (5,219,213)
   Due to affiliate                                    693,641        692,131        770,239
   Escrow deposit                                     (338,331)          -              -
                                                     ---------    -----------    -----------
         Net cash used by investing activities         255,165     (4,623,870)    (4,661,747)
                                                     ---------    -----------    -----------
Cash flows from financing activities:
   Proceeds from issuance of long term debt               -         4,570,126      5,076,538
   Payments made on long term debt                     (74,449)      (150,028)      (612,440)
   Distributions to shareholders                      (140,268)          (500)        (7,000)
                                                     ---------    -----------    -----------
         Net cash used by financing activities        (214,717)     4,419,598      4,457,098
                                                     ---------    -----------    -----------
Net increase (decrease) in cash                        150,883         11,617         79,631
Cash at beginning of period                            591,793        512,162        512,162
                                                     ---------    -----------    -----------
Cash at end of period                                $ 742,676    $   523,779    $   591,793
                                                     =========    ===========    ===========
Supplemental disclosures of cash flow information:
   Cash paid for interest                            $ 357,961    $   135,078    $   312,710
                                                     =========    ===========    ===========
Noncash operating activities:
   Trade revenue                                     $  37,653    $    12,765    $    32,350
                                                     =========    ===========    ===========
   Trade expense                                     $  35,510    $     5,322    $     9,723
                                                     =========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

C.F. RADIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      C.F. Radio, Inc. was incorporated in April, 1992 under the laws of the State of North Carolina and began operations in July, 1992. C.F. Radio, Inc. owns 100% of Cape Fear Tower Systems, L.L.C. C.F. Radio, Inc. and Cape Fear Tower Systems, L.L.C. (collectively, "the Company") is engaged in radio broadcasting, operating stations WFNC-FM, WRCQ, and WMNX in the Fayetteville and Wilmington, North Carolina markets.

      The consolidated financial statements of the Company include the accounts of C.F. Radio, Inc. and Cape Fear Tower Systems, LLC. Significant intercompany balances have been eliminated in consolidation.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      All items with an original maturity of three months or less are considered to be cash equivalents.

      TRADE

      The Company enters into agreements in which advertising time is traded for various products or services. Trade transactions are reported at the fair value of the goods or services received. Revenue or expense and a corresponding asset or liability are reported when advertisements are aired or when goods and services are received.

      ACCOUNTS RECEIVABLE

      The Company considers accounts receivable at December 31, 1998 to be fully collectible; accordingly, no allowance for doubtful accounts is required. Amounts that become uncollectible are charged to operations when that determination is made.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over their estimated useful lives as follows:

               Transmitting and studio equipment                5-15 years
               Furniture and fixtures                           5-10 years
               Vehicles                                         5 years
               Building                                         39 years

      INTANGIBLE ASSETS

      Intangible assets, primarily FCC licenses and goodwill, are capitalized and amortized on a straight-line basis and amortized over 15 years.

      Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

C.F. RADIO, INC

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      REVENUE RECOGNITION

      Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. The fair value of debt is based on the quoted market prices for the same or similar issues.

      INCOME TAXES

      The Company has elected to be taxed as an S Corporation since inception, under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective share of the Company's taxable income.

      INTERIM FINANCIAL STATEMENTS

      The financial statements for the nine months ended September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

2.    INTANGIBLE ASSETS

      Intangible assets consist of the following:

              FCC licenses and goodwill              $4,267,937
              Accumulated amortization                 (163,957)
                                                     -----------
              Intangible assets, net                 $4,103,980
                                                     ===========

      Amortization expense was $133,057 for the year ended December 31, 1998.


3.    ACQUISITIONS OF STATIONS

      On March 2, 1998, C.F. Radio, Inc. acquired the assets of WFNC-FM in Lumberton, NC for an aggregate purchase price of $700,000 plus acquisition costs of $9,328. The acquisition was accounted for as a purchase and was included with combined operations from that date through December 31, 1998. The purchase was financed with a $500,000 loan from the former owner of the station and a $200,000 cash payment.

      The total purchase price of $709,328 was allocated as follows:

              Property and equipment                 $350,218
              Intangible assets                       359,110
                                                     --------
                     Total                           $709,328
                                                     ========

      The allocation of the purchase price was based upon management's estimate of the fair market value of the acquired assets.

C.F. RADIO, INC.

3.    ACQUISITIONS OF STATIONS, CONTINUED

      On July 28, 1998, C.F. Radio, Inc. acquired the assets of WRCQ in Fayetteville, NC for an aggregate purchase price of $4,313,688 and acquisition costs of $196,197. The acquisition was accounted for as a purchase and was included with combined operations from that date through December 31, 1998. The purchase was financed with a $4,025,000 bank loan and $288,688 cash payment.

      The total purchase price of $4,509,885 was allocated as follows:

                      Property and equipment   $  695,871
                      Prepaid expenses              4,522
                      Program deposits              9,166
                      Intangible assets         3,800,326
                                               ----------
                                               $4,509,885
                                               ==========

4.    PROPERTY AND EQUIPMENT

      Property and equipment are summarized as follows:

                                                        1998
                                                     ----------
                 Transmitting and studio equipment   $1,909,711
                 Furniture and fixtures                 113,165
                 Building and improvements              402,320
                 Vehicles                                54,397
                 Land                                   100,000
                                                     ----------
                                                      2,579,593
                 Accumulated depreciation               754,348
                                                     ----------
                 Property and equipment, net         $1,825,245
                                                     ==========

      Depreciation expense was $221,809 for the year ended December 31, 1998.

C.F. RADIO, INC.

5.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                        1998
                                                                    -----------
      Note payable to First Union Bank, monthly interest only
         payments through September 1999 at a variable interest
         rate of the LIBOR Market Index plus an Applicable
         Margin of 2.85% (see Note 6), monthly principal payments
         to commence October 1999, balloon payment of $3,042,668
         due July 2003, collateralized by substantially all assets
         of the Company plus Company stock                          $4,511,278

      Note payable to shareholders, payable in monthly installments,
         with interest at 5.63% per annum due December 1999.           315,861

      Mortgage payable to DRW Agency, Inc. monthly payments
         of $3,773 including interest at 9%, collateralized by
         purchase money deed of trust on real estate and guaranty
         agreements of shareholders, due February 2005.                213,667

      Note payable to First Union Bank, monthly payments of
         $808, including interest at 7.8%, collateralized by
         equipment, due December 2003.                                  39,893

      Note payable to BB&T, monthly payments, of $516
         including interest at 8%, collateralized by vehicle, due       25,367
         December 2003.

      Note payable, Arthur DeBerry and Associates, Inc.,
         monthly payments of $6,334 including interest at 9%,          476,036
         due March 2008.                                            ----------
                                                                     5,582,102
      Less current portion                                             181,481
                                                                    ----------
                                                                    $5,400,621
                                                                    ==========

C.F. RADIO, INC.

5.    LONG-TERM DEBT, CONTINUED

      Maturities of long term debt are as follows:

              1999                                   $  181,481
              2000                                      449,073
              2001                                      488,226
              2002                                      534,807
              2003                                    3,433,089
              Thereafter                                495,426
                                                     ----------
                                                     $5,582,102
                                                     ==========

      The First Union note in the amount of $4,511,728 contains restrictive covenants regarding fixed charge coverage, interest coverage, debt to earnings before interest and taxes, and capital expenditures. For the year ended December 31, 1998, the Company was in violation of capital expenditure covenant. The Company has received a waiver for this violation.



6.    INTEREST RATE SWAP AGREEMENT

      On August 3, 1998, in conjunction with the $4,511,278 loan payable to First Union, the Company entered into an interest rate swap agreement on the full amount of the debt, which effectively converts the loan to a fixed interest rate of 8.99%. The agreement terminates on July 31, 2003. Each month, the Company makes payments to (receives payments from) First Union equal to the amount by which the loan's monthly interest at 8.99% exceeds (is less than) the monthly interest at the loan's floating rate. If the Company should repay the loan prior to its scheduled maturity, or otherwise break the swap agreement, an amount would be due by the Company to First Union, or by First Union to the Company, based approximately upon the present value of the future monthly payments under the swap agreement given the interest rates in effect at the time the swap agreement is canceled. As of December 31, 1998, the Company has no plans to cancel the swap agreement; accordingly, no liability for any amounts which would be due to First Union if the agreement were canceled has been recorded.

7.    CONCENTRATION OF CREDIT RISK

      The Company maintains its cash balances at financial institutions located in Fayetteville and Wilmington, NC. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998 the Company's uninsured cash balances totaled $313,895. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk.

C.F. RADIO, INC.

8.    RELATED PARTY TRANSACTIONS

      The Company is affiliated with Cape Fear Broadcasting Co., Inc., a North Carolina corporation, through common ownership. At December 31, 1998 amounts payable to Cape Fear Broadcasting Co., Inc. were $989,442.

      The Company borrowed funds from its shareholders in conjunction with the initial purchase of the assets of the Company in 1992. At December 31, 1998 the amount owed to shareholders on these loans was $315,861.

      The Company rents office and tower space to an affiliated company for radio broadcasting operations under an oral lease agreement. Related party rental income of approximately $35,000 is included within other income.

9.    EMPLOYEE BENEFIT PLANS

      Effective July 1, 1997, the Company established a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary contribution. The Company accrued contributions of $573 in 1998 that were paid to the plan in January, 1999.

10.   SUBSEQUENT EVENT

      On September 1, 1999, the Company entered into a local marketing agreement with Cumulus Broadcasting, Inc. Under the local marketing agreement the licensees of the Company's stations make available to Cumulus Broadcasting, Inc., for a fee, air time on their stations. Such fee is included within other income. Cumulus will provide the programming to be broadcast during the air time and will collect the advertising it sells for such programming.

      On September 23, 1999, the Company and Cape Fear Broadcasting Company, an entity also controlled by the Company's shareholders, entered into an agreement to sell substantially all of their broadcast assets and FCC licenses to Cumulus Broadcasting, Inc., Cumulus Wireless Services, Inc., and Cumulus Licensing Corp., (wholly owned subsidiaries of Cumulus Media Inc.) (collectively "Cumulus") for $44,000,000 in cash and an additional payment of $3,000,000 due at closing, payable in cash or stock at the discretion of Cumulus.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Calendar Broadcasting, Inc.:


We have audited the accompanying consolidated balance sheet of Calendar Broadcasting, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Calendar Broadcasting, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP


April 2, 1999, except as to
    note 13, which is as of
    November 1, 1999

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                   SEPTEMBER 30,    DECEMBER 31,
                       Assets (note 5)                                 1999            1998
                                                                   ------------     ------------
                                                                    (Unaudited)
Current assets:
    Cash                                                                 452,787         413,555
    Accounts receivable, less allowance for doubtful accounts
       of $70,761 and $94,669 at September 30, 1999 and
       December 31, 1998, respectively                                 1,296,410       1,523,510
    Prepaid expenses                                                      51,867          49,689
    Note receivable from affiliate (note 9)                                 --           130,500
    Other current assets                                                  41,138          42,110
                                                                    ------------    ------------
                     Total current assets                              1,842,202       2,159,364

Property and equipment, net of accumulated depreciation of
    $3,762,283 and $3,455,077 at September 30, 1999 and
    December 31, 1998, respectively (notes 3 and 4)                    1,857,717       2,058,505
Intangible assets, net of accumulated amortization of $6,875,034 and $6,114,510, at September 30, 1999 and December 31, 1998,
    respectively (notes 3 and 5)                                      11,058,312      11,818,542
Other assets                                                              20,605          19,605
                                                                    ------------    ------------
                                                                      14,778,836      16,056,016
                                                                    ============    ============

              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable                                                     140,756          69,871
    Accrued compensation                                                  48,705          38,518
    Accrued management fees (note 9)                                        --           175,000
    Other accrued expenses                                               109,440         147,949
    Accrued interest                                                      98,118         124,261
    Deferred revenue                                                        --            20,531
    Current portion of long-term debt (note 6)                           150,000         450,000
                                                                    ------------    ------------
                     Total current liabilities                           547,019       1,026,130

Long-term debt (note 6)                                               12,507,000      12,507,000
Mandatory redeemable convertible preferred stock, stated
    and redemption value $1,000 per share.  Authorized,
    issued and outstanding 1,550 shares (note 11)                      1,550,000       1,550,000

Stockholder's equity (notes 6 and 11):
    Common stock, par value $.01.  Authorized 30,000 shares;
       issued and outstanding 6,783 shares                                    67              67
    Additional paid-in capital                                         4,893,934       4,893,934
    Accumulated deficit                                               (4,719,184)     (3,921,115)
                                                                    ------------    ------------
                   Total stockholders' equity                            174,817         972,886
                                                                    ------------    ------------
Commitments (notes 10 and 12)                                         14,778,836      16,056,016
                                                                    ============    ============

See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations


                                                           NINE-MONTH PERIOD           YEAR ENDED
                                                           ENDED SEPTEMBER 30          DECEMBER 31
                                                       --------------------------     -----------
                                                          1999            1998            1998
                                                       -----------    -----------     -----------
                                                               (Unaudited)
Revenues                                                 5,716,540      5,585,905       7,569,065
                                                       -----------    -----------     -----------
Expenses:
    Selling, technical and program                       2,603,742      2,522,064       3,462,500
    General and administrative (notes 9 and 10)          1,765,758      1,584,452       2,171,762
    Depreciation and amortization                        1,067,730      1,093,423       1,438,905
                                                       -----------    -----------     -----------
                   Total expenses                        5,437.230      5,199,939       7,073,167
                                                       -----------    -----------     -----------
                   Operating income                        279,310        385,966         495,898

Other income (expense):
    Interest income                                            880             32          26,952
    Interest expense (note 6)                           (1,078,259)    (1,057,574)     (1,499,000)
    Loss on sale of radio station KVJY (AM) (note 3)          --             --           (72,027)
                                                       -----------    -----------     -----------
                   Loss before minority interest
                     in losses of subsidiaries
                     and extraordinary item               (798,069)      (671,576)     (1,048,177)

Minority interest in losses of subsidiaries  (note 1)                      57,484          46,000
                                                       -----------    -----------     -----------
                   Loss before extraordinary item         (798,069)      (614,092)     (1,002,177)

Extraordinary item - loss on extinguishment of debt
    (note 6)                                                  --             --          (236,725)
                                                       -----------    -----------     -----------
                   Net loss                               (798,069)      (614,092)     (1,238,902)
                                                       ===========    ===========     ===========


See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholder's Equity


                                         COMMON         ADDITIONAL
                                       STOCK, $.01        PAID-IN          ACCUMULATED
                                        PAR VALUE         CAPITAL            DEFICIT             TOTAL
                                       ----------        ----------         ----------         ----------
Balance at December 31, 1997                   67         5,993,934         (2,682,213)         3,311,788
Repurchase of warrants (note 6)              --          (1,100,000)              --           (1,100,000)
Net loss                                     --                --           (1,238,902)        (1,238,902)
                                       ----------        ----------         ----------         ----------
Balance at December 31, 1998                   67         4,893,934         (3,921,115)           972,886
Net loss (unaudited)                         --                --             (798,069)          (798,069)
                                       ----------        ----------         ----------         ----------
Balance at September 30, 1999    $             67         4,893,934         (4,719,184)           174,817
(unaudited)                            ==========        ==========         ==========         ==========


See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                          NINE-MONTH PERIOD
                                                                          ENDED SEPTEMBER 30      DECEMBER 31
                                                                    ----------------------------  -----------
                                                                        1999            1998          1998
                                                                    ---------        ---------      ---------
                                                                          (UNAUDITED)
Cash flows from operating activities:

    Net loss
    Adjustments to reconcile net loss to net cash                   $(798,069)       $(614,092)  (1,238,902)
       provided by (used in) operating activities:
          Extraordinary item - loss on extinguishment of debt              --              --       236,725
          Depreciation and amortization                              1,067,730       1,093,423    1,438,905
          Minority interest                                                --          (57,484)     (46,000)
          Amortization of deferred financing costs                         --              --        41,491
          Amortization of debt discount                                    --           28,700       31,575
          Loss on sale of radio station KVJY (AM)                          --               --       72,027
          Change in allowance for doubtful accounts                    23,908          (25,389)       3,540
          Changes in assets and liabilities:
            (Increase) decrease in accounts receivable                203,192         (281,191)    (313,664)
            Increase in prepaid expenses                               (2,178)          (3,737)     (20,816)
            (Increase) decrease in other current assets                  673               (81)      38,393
            Increase in accrued interest on note receivable
               from minority stockholder                                   --               --      (26,484)
            Increase in other assets, net                                (701)          (1,000)      (1,000)
            Decrease in accounts payable, accrued
               expenses and deferred revenue                         (152,968)         (64,015)    (238,445)
            Increase (decrease) in accrued and deferred
               interest                                               (26,143)         231,832      (30,055)
                                                                     --------         --------     --------
                   Net cash provided by (used in) operating
                       activities                                     315,444          306,966      (52,710)
                                                                     --------         --------     --------
Cash flows from investing activities:
    Purchases of property and equipment                              (106,712)        (343,892)    (326,090)
    Proceeds from sale of radio station KVJY (AM), net
       of selling costs of $71,422                                         --               --      628,578
    (Increase) decrease in note receivable from affiliate             130,500               --     (130,500)
                                                                     --------           -------     --------
                   Net cash provided by (used in)
                     investing activities                              23,788         (343,892)     171,988
                                                                     --------          --------     --------
Cash flows from financing activities:
    Repurchase of warrants                                                 --               --   (1,100,000)
    Repayments of subordinated debt                                        --               --   (4,000,000)
    Proceeds from term note payable                                        --                     5,857,000
    Repayment of term note                                           (300,000)              --     (500,000)
    Payments under covenant not-to-compete                                 --                       (60,000)
    Repayments of note receivable from
       minority stockholder                                                --               --       15,000
    Deferred financing costs                                               --               --     (135,000)
                                                                     --------         ---------    ---------
                   Net cash (used in) provided by
                     financing activities                            (300,000)              --       77,000
                                                                     --------         ---------    ---------
Net increase (decrease) in cash                                        39,232          (36,926)     196,278
Cash at beginning of period                                           413,555          217,277      217,277
                                                                     --------         ---------    ---------
Cash at end of period                                                $452,787         $180,351     $413,555
                                                                     ========        ==========    =========




                                                                                            DECEMBER 31
                                                                                           -------------
                                                                                                1998
                                                                                           -------------
Supplemental disclosure of cash flow information - cash
    paid for interest                                                                        $ 1,456,844
                                                                                            ============

See accompanying notes to consolidated financial statements.

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

 (1)   NATURE OF BUSINESS AND ORGANIZATION

       Calendar Broadcasting, Inc. (the Company) was incorporated in the state of Delaware in 1989 and is owned by M&F Calendar Holdings, L.P. (M&F Calendar). M&F Calendar is a special purpose investment partnership formed by the equity investment firm of M&F Associates, L.P. (formerly Murphy & Fauver, L.P.). The Company was established for the purposes of purchasing, owning, operating and managing radio stations.

       In 1990, the Company established May Holding Corporation (May Holding), a 90% subsidiary, which in turn established May Communications, Inc. (May Communications), a wholly-owned subsidiary. May Communications owns and operates radio station KBFM (FM) in Edinburg, Texas, which was acquired in 1991 for a purchase price of approximately $2,500,000.

       In 1993, the Company established July Broadcasting, Inc. (July Broadcasting). July Broadcasting owns and operates radio station KTEX
       (FM) in Brownsville, Texas, and KVJY (AM) in Pharr, Texas, purchased for $5,100,000 in 1995. On December 16, 1994, the Company established July Holding Corporation (July Holding), an 88% subsidiary, for the purposes of purchasing, owning, operating and managing radio stations. KVJY (AM) was sold during 1998 (see note 3).

       On February 7, 1997, April Holding Corporation (April Holding), a 90% subsidiary of the Company, acquired April Broadcasting, Inc. (April Broadcasting), for cash, exchange of stock and conversion of a Class A note receivable due from April Broadcasting into common stock of April Holding. April Broadcasting owns WBLX (FM) and WDLT (AM) in Mobile, Alabama, purchased in 1990 for $5,250,000 and WDLT (FM) in Mobile, Alabama, purchased in 1997 for approximately $3,400,000.

       The Company, April Holding, April Broadcasting, May Holding, May Communications, July Holding and July Broadcasting have some common officers and directors.


 (2)   SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of the Company, April Holding, April Broadcasting, May Holding, May Communications, July Holding and July Broadcasting. All material intercompany items and transactions have been eliminated.

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from 5 to 31-1/2 years. Maintenance and repairs are charged to operations as incurred.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       INTANGIBLE ASSETS

       Intangible assets consist primarily of broadcasting assets amortized on a straight-line basis over periods from 5 to 25 years.

       Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

       INCOME TAXES

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

       REVENUE

       Broadcast revenue is recognized when advertisements are aired and is presented net of agency commissions.

       BARTER TRANSACTIONS

       Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and barter expense is recognized when merchandise is received or services are performed. Barter revenue was approximately $390,000 and barter expense was approximately $324,000 during the year ended December 31, 1998.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       IMPAIRMENT OF LONG-LIVED ASSETS

       The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through a review of undiscounted cash flows.





                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       (3)    DISPOSITION

       On November 9, 1998, July Broadcasting completed the sale of KVJY (AM) Pharr, Texas, to Vie Dansante Broadcasting, Inc. for $700,000. A portion of the proceeds from the sale was used to repay a portion of the principal balance of the FINOVA Term Loan (see note 6). July Broadcasting recognized a loss on the sale totaling $72,027.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


(4)    PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1998 consists of the following:


                                                                         1998
                                                                      ----------
                Land                                                     211,110
                Buildings                                              1,039,742
                Equipment                                              4,040,206
                Furniture and fixtures                                   196,406
                Vehicles                                                  26,118
                                                                      ----------
                                                                       5,513,582
                Less accumulated depreciation                          3,455,077
                                                                      ----------
                                                                       2,058,505
                                                                      ==========



 (5)   INTANGIBLE ASSETS

       Intangible assets at December 31, 1998 consists of the following:


                                                              1998
                                                          ------------
                Goodwill                                     6,452,271
                FCC licenses                                 5,892,524
                Advertising client base and contracts        2,096,987
                Favorable leases                               623,167
                Covenants not to compete                       635,081
                Deferred financing costs                       130,576
                Other intangibles                            2,102,446
                                                          ------------
                                                            17,933,052
                Less accumulated amortization                6,114,510
                                                          ------------
                                                            11,818,542
                                                          ============




                                                                     (Continued)
                                      F-30

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


(6)    LONG-TERM DEBT

       Long-term debt at December 31, 1998 consists of the following:


                                                                                1998
                                                                              ----------
       Term loan                                                              12,957,000
                                                                              ----------
                         Total long-term debt                                 12,957,000
       Less current portion                                                      450,000
                                                                              ----------
                                                                              12,507,000
                                                                              ==========

              On October 29, 1998, April Broadcasting, May Communications and July Broadcasting executed the Second Amended and Restated Loan Agreement by which they borrowed an additional $5,857,000 from FINOVA which was used to repay in full amounts due under the Allied agreement (discussed below); repurchase the Allied warrants; pay all amounts due under the covenant not to compete; pay transaction costs; and provide working capital. The principal terms of the Term Loan, as amended are repayment in 20 consecutive quarterly installments, starting at $150,000 and increasing to $350,000 beginning April 1, 1999, with the remaining principal of $1,357,000 due on the first business day of October 2003; and interest payable monthly beginning November 1998 at the base rate of a major bank plus an





                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

       additional factor which varies from 1.00% to 2.50%, based upon a cash flow related ratio. In connection with the repayments under the Allied agreement and the FINOVA refinancing, the Company wrote off the related unamortized deferred financing costs and unamortized discount on the Allied subordinated debt, which are included as an extraordinary item in the accompanying consolidated statement of operations for the year ended December 31, 1998.

       On November 9, 1998, July Broadcasting made a $500,000 payment of the principal balance of the FINOVA Term Loan from a portion of the proceeds from the sale of KVJY (AM) (see note 3).

       The Term Loan is collateralized by substantially all of the assets and stock of April Broadcasting, May Communications and July Broadcasting. The refinanced loan also contains certain restrictive covenants that require the maintenance of certain debt service and leverage ratios, as well as other financial and nonfinancial covenants, applied on a consolidated basis. The term loan is guaranteed by the minority stockholder of the Company.

       On October 31, 1997, the Company entered into a subordinated debt agreement with Allied for $4,000,000. The proceeds were used for working capital and to provide April Broadcasting funds to acquire radio station WDLT (FM). No principal payments could be made under this subordinated debt agreemnt until the Term Loan was paid in full; however; quarterly interest payments were required to be made. The agreement granted Allited warrants for 15% of the Company's capital stock. The warrants were exercisable at any time at an exercise price of $100. At any time beginning five years after the date of the subordinated debt agreement, the holders could, on one occasion only, require the Company to purchase the warrants or the shares issued thereunder at the price determinded as of the time of the exercise of the clause, equl to the product of the appraised value of the Company determined pursuant to the terms of the agreement. If the subordinated debentures are repaid in full within three years of the date of the subordinated debt agreement, the Company at its option could repurchase the warrants or any shares issued thereunder at $1,100,000 through the 24th month of the subordinated debt agreement and at $2,000,000 through the 36th month.

       All outstanding amounts under the subordinated debt agreement were due February 14, 2003. The restrictive covenants required under the Term Loan applied to the subordinated debt agreement.

       The Allied agreement was repaid in full on October 29, 1998 and the warrants were repurchased for $1,100,000.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

       The aggregate minimum principal amounts due under the above agreements at December 31, 1998 are as follows:

                    Year ending December 31:
                             1999                             $    450,000
                             2000                                  825,000
                             2001                                1,000,000
                             2002                                1,200,000
                             2003                                9,482,000
                                                              ------------
                                                              $ 12,957,000
                                                              ============

 (7)   COVENANT NOT-TO-COMPETE

       The WBLX (AM/FM) purchase agreement included a covenant not-to-compete for $250,000. The agreement provided for annual payments of $50,000 to the seller over five years subject to certain specified cash flow levels. On October 29, 1998, the balance, together with the related accrued interest, was repaid.

 (8)   INCOME TAXES

       Income tax benefit for the year ended December 31, 1998 differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

                                                                              1998
                                                                          ------------
             Computed tax benefit at 34%                                      (421,227)
             Increase decrease in income taxes
                 resulting from:
                    Goodwill                                                   154,610
                    Meals and entertainment expense                              2,169
                    Increase in balance of the valuation
                       allowance for deferred tax assets                       264,448
                                                                          ------------
                               Income tax expense                                   --
                                                                          ============




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at December 31, 1998 is as follows:


                                                                            1998
                                                                      ---------------
       Deferred tax assets:
           Federal and state net operating loss carryforwards               2,755,838
           Allowance for doubtful accounts                                     32,188
                                                                      ---------------
                         Total gross deferred tax assets                    2,788,026
           Less valuation allowance                                         2,737,012
                                                                      ---------------
                         Net deferred tax assets                               51,014

       Deferred tax liability - book vs. tax basis accumulated
           depreciation and amortization                                       51,014
                                                                      ---------------
                         Net deferred taxes                                        --
                                                                      ===============

       The valuation allowance for deferred tax assets as of January 1, 1998 was $2,472,564. The net change in the total valuation allowance for the year ended December 31, 1998 was an increase of $264,448. The Company has experienced certain ownership changes which, under the provisions of
       Section 382 of the Internal Revenue Code of 1986, as amended, may result in an annual limitation on the Company's ability to utilize its net operating losses in the future. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management could not conclude that it is more likely than not that the Company will realize the benefits of these deductible differences. As a result, there is a full valuation allowance at December 31, 1998.

       At December 31, 1998, the Company has net operating loss carryforwards of approximately $8,200,000 for federal and state income tax reporting purposes available to offset future taxable income through the year 2013.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

(9)    RELATED-PARTY TRANSACTIONS

       April Broadcasting, May Communications and July Broadcasting have management agreements with M&F Associates L.P. (M&F), the general partner of M&F Calendar, to perform financial advisory and management services. The annual fee is $50,000 each for April Broadcasting and May Communications and $100,000 for July Broadcasting, plus out-of-pocket expenses. M&F charged $200,000 under these agreements in 1998. As of December 31, 1998, $175,000 has been accrued for the unpaid portions of these services.

       During 1995, July Holding received a capital contribution in the form of a $303,000 note receivable from a stockholder of the Company. Interest accrues quarterly on the note at prime plus 1% and is payable with the principal on June 27, 2000. During 1998, the stockholder repaid $15,000 of this note. The unpaid balance of the note plus accrued interest is reflected as an offset to minority interest in the accompanying consolidated balance sheets. In March 1999, the note receivable was forgiven by the Company and was written off against the minority interest liability.

       In October 1998, the Company loaned $130,500 to an affiliated organization. The note is noninterest bearing and is payable in full on the earlier of the date on which a sale of substantially all of the Company's operating radio stations is consummated or November 1, 2003. The affiliate may repay any or all of the outstanding principal balance at any time.


(10)   EMPLOYEE BENEFIT PLANS

       The Company and its subsidiaries maintained a 401(k) Employee Savings Plan (the Plan) covering all of their full-time employees. All eligible employees could elect to contribute a portion of their wages to the Plan, subject to certain limitations. In addition, the Company contributed to the Plan at the rate of 25% of the employee contributions up to a maximum of 4% of the employee's salary. The Company's contribution to the Plan was $2,615 during the year ended December 31, 1998. On August 25, 1998, the Company filed an application with the Internal Revenue Service to terminate the Plan effective March 31, 1998 and received a favorable determination letter from the Internal Revenue Service in April 1999.




                                                                     (Continued)

                           CALENDAR BROADCASTING, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

(11)   REDEEMABLE CONVERTIBLE PREFERRED STOCK

       The Company has 1,550 shares of Series A Convertible Preferred Stock, par value $1,000 per share, outstanding as of December 31, 1998. Each share of the Series A Preferred Stock is convertible at the option of the holder into one share of common stock. The Company is required to redeem all outstanding shares of Series A Preferred Stock not previously converted on June 30, 2001, at a price of $1,000 per share plus accrued dividends, if any. As of December 31, 1998, no dividends had been declared.

(12)   COMMITMENTS

       LEASES

       As of December 31, 1998, the Company and its subsidiaries are obligated for future minimum payments under certain noncancelable operating leases as follows:

                    Year ending December 31:
                             1999                         $  173,722
                             2000                            144,029
                             2001                            111,625
                             2002                            107,667
                             2003                             83,679
                             Thereafter                      822,821
                                                          ----------
                                                          $1,443,543
                                                          ==========

       Rental expense, principally for office space and tower rentals, amounted to approximately $137,030 for the year ended December 31, 1998.

(13)   SUBSEQUENT EVENTS

       On June 15, 1999, the Company's stockholders entered into a stock purchase agreement for the sale of the Company's outstanding common stock to Cumulus Media Inc. (the Buyer) for $36,000,000. The Company has guaranteed net working capital of at least $1,500,000 at the closing date. Failure by the Company to transfer the $1,500,000 will result in a reduction of the purchase price by such shortfall. The sale was consummated on November 1, 1999.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Cumulus Media Inc.



In our opinion, the accompanying balance sheet and the related statements of operations, changes in members' equity and cash flows present fairly, in all material respects, the financial position of Coast Radio L.L.C. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                         /s/ PricewaterhouseCoopers LLP


February 28, 1999
Chicago, Illinois

COAST RADIO L.L.C.

BALANCE SHEET
As of December 31, 1998


                                              SEPTEMBER 30,      DECEMBER 31,
               ASSETS                             1999               1998
                                              -------------      ------------
                                               (UNAUDITED)

Current assets:
  Cash and cash equivalents                     $  936,181        $  668,066
  Accounts receivable                              510,704           521,979
  Prepaid expenses                                  76,358            74,541
  Due from member                                   89,000             5,000
                                                ----------        ----------
      Total current assets                       1,612,243         1,269,586

Property and equipment, net                        508,162           581,647

Intangible assets, net                             588,923           606,219
                                                ----------        ----------
      Total assets                              $2,709,328        $2,457,452
                                                ==========        ==========

    LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable                              $       --        $   14,579
  Accrued expenses                                  20,994            53,555
  Current portion, long term debt                   56,451            52,985
                                                ----------        ----------
       Total current liabilities                    77,445           121,119

Long term debt                                     141,959           181,261
                                                ----------        ----------
       Total liabilities                           219,404           302,380
                                                ----------        ----------

Commitments:

Members' equity                                  2,489,924         2,155,072
                                                ----------        ----------
       Total liabilities and members' equity    $2,709,328        $2,457,452
                                                ==========        ==========




    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

STATEMENT OF OPERATIONS
For the year ended December 31, 1998


                                             FOR THE NINE MONTHS ENDED       FOR THE YEAR
                                                   SEPTEMBER 30,                ENDED
                                             --------------------------      DECEMBER 31,
                                                1999            1998             1998
                                             ----------      ----------       ----------
                                                    (UNAUDITED)
Revenues                                     $2,184,587      $2,118,272       $2,932,119
Less: Agency commissions                       (247,489)       (232,845)        (317,717)
                                             ----------      ----------       ----------
         Net revenues                         1,937,098       1,885,427        2,614,402
                                             ----------      ----------       ----------
Operating expenses:
  Programming                                   301,110         315,478          440,331
  Sales and promotions                          624,210         622,797          805,246
  Technical                                      23,700          17,099           27,285
  General and administrative                    491,047         440,184          900,587
  Depreciation and amortization                  97,175          96,869          128,825
                                             ----------      ----------       ----------
         Total operating expenses             1,537,242       1,492,427        2,302,274
                                             ----------      ----------       ----------
Income from operations                          399,856         393,000          312,128
Interest expense                                 13,304          14,705           19,962
                                             ----------      ----------       ----------
Income before income taxes                      386,552         378,295          292,186
State income tax benefit                             --              --          (37,092)
                                             ----------      ----------       ----------
         Net Income                          $  386,552      $  378,295       $  329,258
                                             ==========      ==========       ==========


    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.
STATEMENT OF CHANGES IN MEMBERS' EQUITY
for the year ended December 31, 1998


Balance at January 1, 1998                                       $ 1,918,416

Net income                                                           329,258

Distributions                                                        (92,602)
                                                                 -----------
Balance at December 31, 1998                                     $ 2,155,072
                                                                 ===========

    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

STATEMENT OF CASH FLOWS
For the year ended December 31, 1998

                                                    For the Nine Months Ended  For the Year
                                                           September 30,          Ended
                                                       ---------------------    December 31,
                                                         1999        1998           1998
                                                       --------  -----------     ----------
                                                           (unaudited)
Cash flows from operating activities:
 Net income                                            $386,552   $ 378,295     $ 329,258
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization                          97,175      96,869       128,827
  Deferred tax liability                                     --          --        37,092
  Changes in operating assets and liabilities:
    Accounts receivable                                  11,275     (97,513)      (77,094)
    Due from member                                     (71,358)    (47,000)       (5,000)
    Prepaid expenses                                    (14,459)    (11,099)      (41,904)
    Accounts payable                                    (14,579)         --        14,579
    Accrued expenses                                    (32,561)      1,200       (56,269)
                                                       --------   ---------     ---------
     Net cash provided by operating activities          362,045     320,752       329,489
                                                       --------   ---------     ---------
Cash flows from investing activities:
 Acquisition costs                                       (1,260)
 Purchase of property and equipment                      (5,134)       (814)
 Proceeds from sale of property and equipment                --          --        (6,547)
                                                       --------   ---------     ---------
     Cash provided by used for investing activities      (6,394)       (814)      (6,547)
                                                       --------   ---------     ---------
Cash flows from financing activities:
 Principal payments on bank borrowings                  (35,836)    (32,913)      (48,888)
 Distributions to members                               (51,700)    (75,404)      (92,602)
                                                       --------   ---------     ---------
     Cash used for financing activities                 (87,536)   (108,317)     (141,490)
                                                       --------   ---------     ---------
Increase in cash and cash equivalents                   268,115     211,621       181,452

Cash and cash equivalents at beginning of year          668,066     486,614       486,614
                                                       --------   ---------    ---------
Cash and cash equivalents at end of year               $936,181   $ 698,235    $ 668,066
                                                       ========   =========     =========
Supplemental disclosures of cash flow information:
 Cash paid for interest                                $ 13,304   $  14,705    $ (19,952)
                                                       ========   =========     =========
Non-cash operating activities:
 Trade revenue                                         $117,489   $  85,073    $ 131,641
                                                       ========   =========     =========
 Trade expense                                         $ 94,723   $  42,482    $ 103,720
                                                       ========   =========    =========


    The accompanying notes are an integral part of the financial statements.

COAST RADIO L.L.C.

1.   SUBSEQUENT EVENTS

     Effective January 29, 1999, the Company entered into an option agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell substantially all of the Company's assets for $9 million in cash. Under the terms of the agreement, Cumulus has the right to exercise the purchase option at any time through December 31, 1999. The Company may require Cumulus to exercise the option between June 30, 1999 and December 31, 1999. Additionally, should Cumulus enter into a purchase agreement with any other station in the Company's market area prior to June 30, 1999, the Company has the right to require Cumulus to exercise the option.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Coast Radio LLC, formed in 1994, owns and operates two radio stations; WWRO-FM and WCOA-AM (the "Stations" or "Company") located in Pensacola, Florida.

     The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     All items with an original maturity of three months or less are considered to be cash equivalents.

     The Company has $668,066 on deposit with a single financial institution, which is in excess of the $100,000 insured limit.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of the Company's debt approximates fair value. Fair value is based upon the current market price of similar issues.

     PROPERTY AND EQUIPMENT

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives

COAST RADIO L.L.C.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

     Broadcasting equipment                            10 years
     Office furniture and equipment                     5 years
     Tower and antenna                                 10 years
     Vehicles                                           3 years


     Maintenance, repairs, and minor replacement of these items are charged to expense as incurred.

     INTANGIBLE ASSETS

     Intangible assets include FCC broadcast licenses, are stated at cost and are being amortized using the straight-line method over the estimated useful life of 30 years. Management regularly monitors and evaluates the realizability of recorded intangibles. Recoverability of assets to be held and used is measured by a comparison of carrying amount of the assets to future cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount exceeds the fair value of the assets. The Company believes that the carrying value of recorded intangibles is not impaired.

     INCOME TAXES

     The Company has organized in the State of Florida as a Limited Liability Company (LLC) and is treated as a partnership for federal income tax purposes. Accordingly, income of the Company is personally taxable to the members of the LLC for federal tax purposes and no federal income tax expense has been recorded in these financial statements.

     Prior to 1998, the State of Florida recognized the Company as a regular corporation and therefore, was subject to state income taxes. Beginning in 1998, the State of Florida recognizes LLC's as a partnership. The income tax benefit recognized in these financial statements represents the reversal of previously recorded deferred state income taxes, as such, the liability will ultimately be paid by the members.

     REVENUE RECOGNITION

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

     TRADE AGREEMENTS

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations.

COAST RADIO L.L.C.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     ACCOUNTS RECEIVABLE

     The Company considers accounts receivable at December 31, 1998 to be fully collectible; accordingly, no allowance for doubtful accounts is required. Amounts that become uncollectible are charged to operations when that determination is made.

     INTERIM FINANCIAL STATEMENTS

     The financial statements for the nine months ended September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.



 3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

      Broadcasting equipment                          $   754,731
      Office furniture and equipment                      144,516
      Tower and antenna                                   124,000
      Vehicles                                             58,426
                                                      ------------

                                                        1,081,673

      Accumulated depreciation                           (500,026)
                                                      ------------

      Property and equipment, net                     $   581,647
                                                      ============

     Depreciation expense was $104,086 for the year ended December 31, 1998.



 4.  INTANGIBLE ASSETS

     Intangible assets consist of the following:


      FCC broadcast licenses                          $   713,041
      Accumulated amortization                           (106,822)
                                                      ------------

      Intangible assets, net                          $   606,219
                                                      ============


     Amortization expense was $24,741 for the year ended December 31, 1998.

COAST RADIO L.L.C.

5.   COMMITMENTS

     The Company incurred expenses of approximately $57,188 for the year ended December 31, 1998 under an operating lease for radio broadcasting facilities. Future minimum annual payments under this operating lease are $71,208 through February 2003. The Company may terminate this lease by providing the lessor 90 days notice and a termination fee equal to six months rent.

     The Company has entered into a joint venture agreement to share expenses of leasing and maintaining a tower. Total amounts paid under this agreement were $19,789 for the year ended December 31, 1998. The Company is liable for its pro-rata share of lease payments under a lease agreement executed by the joint venture. The Company's share of future minimum lease payments under this agreement is $4,635 through 2003 and $45,900 for the remaining 11 years through 2014.



6.   LONG-TERM DEBT

     Long-term debt consists of the following as of December 31, 1998:


     Note payable to AmSouth Bank, due in monthly
     installments of $5,460, including interest at 8.00%;
     maturing February, 2003;                              $234,246

     Less current maturities                                (52,985)
                                                           ---------
       Long-term                                           $181,261
                                                           =========

     Maturities of long-term debt are as follows:

                             1999                 52,985
                             2000                 52,932
                             2001                 57,325
                             2002                 62,083
                             2003                  8,921
                                                 -------
                                                 234,246
                                                 =======



7.   STOCK PURCHASE AGREEMENT

     The Company and its members have reached an agreement which stipulates the terms under which the Company's shares can be sold, transferred or pledged. The agreement extends the option to the Company, then to members, to purchase a members' shares upon termination of employment, retirement, disability or incapacity. The Company is obligated to purchase the shares of any member upon death, bankruptcy or dissolution. Other transfers of stock by its members are also restricted. The purchase price shall be calculated based on the members' portion of the total value of the Company, as stipulated in the agreement. This value was approximately $9.5 million as of December 31, 1998. The purchase price is payable in 60 monthly installments, with interest on the unpaid principle balance at the rate of 8 percent.

COAST RADIO L.L.C.

8.   RETIREMENT PLAN

     The Company has adopted a 401(k) retirement plan covering substantially all employees. Under the plan, employees may elect to defer up to the maximum percentage allowable subject to IRS regulations. The plan allows the Company to make discretionary matching contributions not to exceed the first 5 percent deferred by an employee. No Company contributions were made for the years ended December 31, 1998 and 1997.

                                  EXHIBIT INDEX

                                                                                   Sequentially
                                                                                     Numbered
    Exhibit No.                   Description                                          Page
    -----------                   -----------                                          ----

        2.0          Stock Purchase Agreement dated June 15, 1999, among the
                     Company and M&F Calendar Holdings, L.P., Kevin C.
                     Whitman, Nassau Capital Partners L.P., NAS Partners I
                     L.L.C., and Philip J. Giordano.*
        2.1          Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting Inc., Cumulus Licensing Inc.
                     and Coast Radio, L.L.C., a Florida limited liability company.*

        2.3 Asset Purchase Agreement dated as of September 23, by and between Cumulus Broadcasting, Inc., Cumulus Licensing,
                     Inc., Cumulus Wireless, Inc., C.F. Radio, Inc., Cape Fear
                     Radio, L.L.C., Cape Fear Broadcasting Company and Cape
                     Fear Tower Systems, L.L.C.*

       23.0          Consent of PricewaterhouseCoopers LLP
       23.1          Consent of KPMG LLP


 * Incorporated by reference from the Company's Current Report on Form 8-K filed with the SEC on November 3, 1999